SICCO
                               Guarantee Contract

This contract is made at Sin Industries Finance Public Company Limited, 3rd-5th Floors, Sinthon Tower II, No. 130-132, Wireless Road, Lumpini Sub-district, Pathum Wan District, Bangkok Metropolis 10330, on 24 December 2001, as evidence that the undersigned,

a. Mr. Vichai Raksriaksorn, aged 43 years, Thai race, Thai nationality, residing at house No. 20, Soi Sukhumvit 64, Bang Chak Sub-district, Phra Khanong District, Bangkok Metropolis;

b. Mr. Viratana Suntaranond, aged 60 years, Thai race, Thai nationality, residing at house No. 96/2, Village No. 4, Anusawari Sub-district, Bang Khen District, Bangkok Metropolis; and

c. King Power Tax Free Co., Ltd., Thai nationality, with offices at No. 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis,

hereinafter called the "Guarantors" consent to guarantee the performance of obligations of King Power Duty Fee Co., Ltd., hereinafter called the "Debtor," to Sin Industries Finance Public Company Limited, hereinafter called the "Company," for the total amount of Baht 100,000,000.00 (One Hundred Million
Baht), as follows :

1. The obligations under this contract consisting of loans, debts related to sale at a discount or acceptance of sale at a discount of promissory notes or other debt related to promissory notes, debts related to the letters of guarantee issued by the Company for the debtor, and the existing and future debts the debtor has with the Company. In case the Company has taken Thai Baht, in whichever amount, to purchase or exchange into the foreign currency to perform the obligations according to the guarantee under this contract, such amount of Thai Baht shall be deemed as the amount of guarantee that the Guarantors shall be liable to the Company under this Guarantee Contract.

         Both parties mutually understand that the Guarantors shall be liable to not only the guarantee amount prescribed above (if any), but also the accessories thereof such as the unpaid interest and compensation payment of the debtor, encumbrances which are accessories of debt, including all expenses that the Company has to pay for collection or litigation against the debtor for enforcement of the performance of obligations as well.

         As the guarantee under this contract is for the existing and future debts that the debtor has with the Company, the Guarantors agree that for as long as the Company has not canceled the guarantee under this contract though at any time the debtor may have no obligations with the Company, the Guarantors agree that this guarantee contract shall remain valid in order to guarantee the future debts.

2. In case the debtor fails to perform the above obligations, be it all items or separate item, or is subject to receivership by court order, or dies or becomes incompetence or quasi-incompetence or disappears or departs the residence and cannot be found, or under any circumstances causing the Company to not receive performance of the said obligations, or the debtor can no longer take advantage of the beginning or the end of the term, or in case the debtor has entered into a compromise agreement with the Company and then defaulted on the compromise agreement, the Guarantors agree to be liable as the joint debtors with the debtor of the obligations prescribed in Clause 1 and/or the obligation under the compromise agreement made between the debtor and the Company forthwith, whereby the Guarantors agree to perform the obligations to the Company promptly and/or consent the Company to deduct such amount from the deposits and/or rights of claim and/or foreclose the pledged property of the Guarantors under Clause 9, as the Company wishes, without having to demand the debtor to perform the obligations first though the debtor may have property, and without prejudice to the right of the Company to enter an action against the debtor, the heir or the estate and/or the subrogee of the rights and duties of the debtor to perform the obligations first as the Company deems appropriate, and in such case if the Company has received performance of obligations or having received but not in full amount, the Guarantors consent that the Company has taken such action for the Guarantors and the Guarantors consent to pay the outstanding amount promptly and consent to pay all fees and/or expenses that the Company has paid for the said proceedings, whether the Company has notified the Guarantors in advance or not, and whether the Company may demand or enter an action against the Guarantors jointly with the debtor, the heir or estate, and/or the subrogee of the rights and duties of the debtor or not.

3. This guarantee shall be valid continuously, whereby the Guarantors shall not revoke it, under any circumstances, for as long as the Company has not received performance of obligations under Clause 1 and/or the obligations under the compromise agreement entered between the debtor and the Company in full, and/or in case the Guarantors die, the Guarantors consent that the obligations or duties of the Guarantors under this contract shall be devolved to the heir or the estate or the subrogee of the rights and duties of the Guarantors in full amount of the obligations for as long as the Company has not received performance of the obligations under Clause 1 in full.

4. This guarantee shall bind the Guarantors completely, though it may appear at a later date that the debtor shall not be liable to the Company due to the fact that such agreement was entered with misunderstanding or due to being an incompetent person, disregarding the fact that at the time of entering into this Guarantee Contract, the Guarantors know of the misunderstanding or incompetence or not.

5. The Company reserves the right to claim or not to claim or to release any Guarantors, without having to request for consent or to notify other Guarantors, thereby the remaining Guarantors shall continue to be liable to the total obligations accordingly.

6. In case the debtor dies and the Company has not entered an action enforcing payment from the heir or the estate or the subrogee of rights and duties of the debtor, until one year from the date of death, the Guarantors shall not raise preclusion by prescription as a defense against the Company, and shall consent to be liable to performance of the outstanding obligations to the Company accordingly.

7. The Guarantors consent the Company to grant leniency to the debtor as the Company deems appropriate without having to notify any or all Guarantors first, and it shall be deemed that the Guarantors agree to such leniency on every occasion, and that the Guarantors waive the right on the debtor's defense against the Company when the Company demands the Guarantors to comply with the contract.

8. Though it may appear that any act of the Company may cause the Guarantors to be unable to subrogate, either in whole or in part, of the rights, mortgage, pledge or preference right which the debtor has submitted to the Company prior to or at the time of entering into this contract, the liabilities of the Guarantors under this contract shall not be relieved, either in whole or in part.

9. The Guarantors consent the Company to deduct money from the existing deposits and/or rights of claim that the Guarantors have with the Company for performance of obligations of the Guarantors under this contract immediately, and other property of the Guarantors in possession of the Company shall be deemed as having been pledged the with the Company, and the Guarantors consent the Company to foreclose the pledge of such property for performance of obligations of the Guarantors.

10. The Guarantors consent that any act of the debtor or a third party causing an interruption to the prescription of the debts under guarantee to the disadvantage of the debtor, it shall be the disadvantage of the Guarantors as well.

11. The Guarantors consent the Company to transfer any right of claim that the Company has with the Guarantors, either in whole in part, to a third party as the Company deems appropriate, thereby the Guarantors consent to be liable to performance of obligations of the debtor continuously until the Company and the transferee of the right of claim have received performance of the obligations under Clause 1 in full.

12. In case any part or clause of this contract is invalid, both parties agree that only that particular part or clause shall be invalid, while the remaining part shall be valid and binding both parties accordingly.

13. All correspondence, letters and/or notices that the Company has forwarded to the Guarantors, by registered or regular mail, or by messenger, if having been forwarded to the above address, it shall be deemed as having been duly forwarded to the Guarantors, whether there is a recipient or not, and though it could not be forwarded due to the fact that such address has been changed or demolished and the Guarantors have failed to notify such change or demolition in writing to the Company, or due to the fact that such address could not be found, it shall be deemed that the Guarantors have acknowledged the same accordingly.

The Guarantors, having read and understood the contents of this contract entirely, hereunder sign their names in the presence of witnesses.

                                   - Signed -                          Guarantor
                            (Mr. Vichai Raksriaksorn)


                                   - Signed -                          Guarantor
                           (Mr. Viratana Suntaranond)


(Company Seal Affixed)             - Signed -                          Guarantor
                         (King Power Tax Free Co., Ltd.)


                                   - Signed -                          Witness
                             (Adisorn Sriwongthong)


                                   - Signed -                          Witness
                           (Mr. Nathawut Laohakuljit)

                                                               Thor.Dor. 15 Form
                                (Official Emblem)

                      Land Mortgage Contract as Collateral

Land
----

Title Deed No. 1284, Land No. 372, Survey Page No. 8646, Lam Luk Ka Sub-district, Lam Luk Ka District, Pathum Thani Province

This Land Mortgage Contract is made on 25 December 2001, at the Pathum Thani Provincial Land Office, Lam Luk Ka Branch

between King Power International Co., Ltd, the Mortgagor, Thai nationality, represented by Mr. Chanin Thirapanyatham, with offices at 26th & 27th Floors, Siam Tower, No. 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, and Sin Industries Finance Public Company Limited, the Mortgagee, Thai nationality, represented by Mr. Somchai Nutchadee, with offices at 3rd-5th Floors, Sinthon Tower II, No. 130-132, Lumpini Sub-district, Pathum Wan District, Bangkok Metropolis, Tel. 263-2100.

Both parties agree as follows :

1. The Mortgagor agrees to mortgage the whole plot of the above land with the Mortgagee as collateral for performance of obligations, consisting of loan, promissory note and all types of debt that the Mortgagor and/or King Power Duty Free Co., Ltd. have with Sin Industries Finance Public Company Limited, the Mortgagee, at present or at any time in the future, for Baht 100,000,000.00 (One Hundred Million Baht), at the interest rate indicated in the Addendum to Land Mortgage Contract, and shall pay interest on monthly basis.

2. The Mortgagee agrees to take on mortgage of the above plot of land under Clause 1 in all respects.

3.       -

4. The existing structures on the land, and the terms and conditions shall be according to the Addendum to Land Mortgage Contract, which shall be deemed part of this contract.

Both parties agree that the Mortgagee shall take hold of the title deed throughout validity of this Land Mortgage Contract.

This Land Mortgage Contract is made in triplicate, one copy for the Land Office, and the Mortgagor and the Mortgagee each retaining one copy. (This copy is for the Mortgagor)

Both parties, having checked and understood this contract entirely, hereunder sign their names or affix finger print as evidence in the presence of witnesses and the Land Officer.

         Mortgagor      - Signed -    (Power of Attorney dated 25 December 2001)
         Mortgagee      - Signed -    (Power of Attorney dated 25 December 2001)

         Witness        - Signed -

         Witness        - Signed -    (Miss Wilawan Thorhun)

This Land Mortgage Contract is made in the presence of   - Signed - Land Officer
                                                (Miss Arphon Kitticharoenrat)
                                                   (Official Seal Affixed)
                                  - Signed -   (Miss Wilawan Thorhun)    Writer

                                  - Signed -   (Illegible)               Checker
SICCO

                Addendum to Land Mortgage Contract as Collateral

Land
----

Title Deed No. 1284, Land No. 372, Survey Page No. 8646, Lam Luk Ka Sub-district (Khlong Hok Wa, Sai Lang Nuea), Lam Luk Ka District, Pathum Thani Province

This Addendum to Land Mortgage Contract is made on 25 December 2001, at the Pathum Thani Provincial Land Office, Lam Luk Ka Branch, between King Power Duty Free Co., Ltd, Thai nationality, with offices at 26th & 27th floors Siam Tower, No. 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, (represented by Mr. Chanin Thirapanyatham, the appointee), hereinafter called the "Mortgagor," of one part, and Sin Industries Finance Public Company Limited, Thai nationality, with offices at 3rd-5th Floors, Sinthon Tower II, No. 130-132, Wireless Road, Lumpini Sub-district, Pathum Wan District, Bangkok Metropolis, (represented by Mr. Somchai Nutchadee, the Appointee), hereinafter called the "Mortgagee," of the other part. Both parties agree as follows :

1. The Mortgagor agrees to mortgage and the Mortgagee agrees to accept the mortgage of the land of the Mortgagor according to the above title deed, with the existing structures at the time of entering into the contract and those to be constructed in the future, hereinafter called collectively the "Mortgaged Property," as collateral for performance of obligations consisting of loan, debts related to promissory note, sale of promissory note at discount, acceptance of sale of promissory note at discount, debts related to aval of promissory note, debts related to guarantee of the Mortgagor, and besides such debts, having been mortgaged as collateral for other debt that the Mortgagor and/or King Power Duty Free Co., Ltd. (hereinafter called the "above mentioned debtor") have with the Mortgagee, before and/or at the time of entering into the contract and/or all types of above debt to be incurred in the future, be it one or several types of debt, for Baht 100,000,000.00 (One Hundred Million Baht), including the accessories thereof such as interest, compensation for non-performance, expenses and fees on foreclosure that the Mortgagor or the above mentioned debtor consent to pay to the Mortgagee separately, and the Mortgagor agrees that the mortgaged property shall be collateral for such accessories as well.

         It is understood explicitly that the amount of the principal specified in the previous paragraph shall be the limit of the rights of the Mortgagor or the above mentioned debtor to create the debts not exceeding the specified amount only, without prejudice to the right of the Mortgagee to foreclose the mortgage for the principal amount exceeding the specified amount due to accumulation of interest according to Clause 2, or for the principal and accessories thereof, totaling not exceeding the specified amount, or the principal exceeding the specified amount due to whatever reasons.

         As the mortgaged property shall be collateral for such debts in the first paragraph that the Mortgagor and/or the above mentioned debtor have with the Mortgagee before and/or at the time of entering into the contract and/or all types of debt to be incurred in the future, the Mortgagor and the Mortgagee agree that for as long as the Mortgagor has not registered redemption of the mortgage, though there is no outstanding debt, this mortgage contract has not ended and shall be valid as collateral for all types of debt that the Mortgagor and/or the above mentioned debtor have with the Mortgagee in the future.

         Moreover, in case of conversion of debt, the Mortgagor agrees that the right on mortgage shall be transferred from the existing debt to the new debt.



2. The Mortgagor consents the Mortgagee to charge interest for the principal in total that the Mortgagor and/or the above mentioned debtor have with the Mortgagee at the maximum rate that the Mortgagee announces in accordance with the Bank of Thailand's Notification on Procedure of Finance Companies Regarding Loan or Acceptance Deposits from the Public and Interest Rate or Discount that Finance Companies May Pay or Charge, which at the time of entering into this contract is 21.0% p.a. and subject to change, whereby the Mortgagee shall announce from time to time, and the Mortgagor or the above mentioned debtor shall pay to the Mortgagee on monthly basis, on the last day of the month. If the Mortgagor is in default of payment of such interest for one year, the Mortgagor consents the Mortgagee to accumulate the outstanding interest to the principal upon the date of completion of one year, and the Mortgagor shall pay interest for such principal at the same rate until payment is made in full.

3. During the validity of this Land Mortgage Contract, if the mortgaged property has devalued due to whatever reasons, the Mortgagee is entitled to call for additional mortgage of other property in order to cover the obligations under Clause 1 and Clause 2. If the Mortgagor fails to comply or shall be unable to comply with such request, the Mortgagee is entitled to call the Mortgagor to perform the obligations and enforce foreclosure immediately.

4. In case the net proceeds deriving from the auction of the mortgaged property after foreclosure shall be insufficient to perform the obligations, or in case the Mortgagee has taken the mortgaged property after foreclosure and the value thereof appears to be lower than the obligations in whichever amount, or in case the authorities has called for expropriation of the mortgaged property and made compensation payment lower than the obligations in whichever amount, the Mortgagor agrees to pay the difference thereof from the Mortgagor's other property to the Mortgagee accordingly.

5. In case the Mortgagee has taken the mortgaged property after foreclosure and there appears to be outstanding amount of tax/duty related thereto or payable before the foreclosure, the Mortgagor shall pay such tax/duty. If the Mortgagee has made such payment, it shall be deemed as having paid on behalf of the Mortgagor and is entitled to call for reimbursement, including the relevant expenses.

6. The Mortgagor shall maintain the mortgaged property to be in proper condition at all times, throughout validity of this contract, and the expenses on repair shall be borne by the Mortgagor.

7. The Mortgagor shall arrange for insurance of the structures existing at the time of entering to this contract and those to be constructed in the future, with an insurance company endorsed by the Mortgagee, for the insured sum specified by the Mortgagee, without prejudice to the right of the Mortgagor to increase the insured sum. The Mortgagor shall renew the insurance policy to have the coverage throughout validity of this contract. All insurance premiums shall be borne by the Mortgagor. The Mortgagee is entitled to request the Mortgagor to indicate or endorse the insurance policy to have the Mortgagee as the beneficiary, and the Mortgagor shall submit the insurance policy to the Mortgagee for retention.

8. Throughout validity of this contract, if the Mortgagor shall create or extend the encumbrance of the mortgaged property such as leasing out, permitting for dwelling, permitting to construct or take any action to the mortgaged property which may cause impairment or derogation or loss the right of the Mortgagee, the Mortgagor must obtain a prior written permission of the Mortgagee. Any action of the Mortgagor in breach of this mortgage contract shall not be binding the Mortgagee, and the Mortgagee is entitled to reject such action of the Mortgagor.

9. In case of any problem regarding ownership of the Mortgagor in the mortgaged property, or the Mortgagor is in breach of the contract even in part, the Mortgagee is entitled to call the Mortgagor and/or the above mentioned debtor to perform the obligations and enforce foreclosure immediately.

10. The Mortgagor consents the Mortgagee to extend the period of performance of obligations to the above mentioned debtor as it is deemed appropriate, without having to notify the Mortgagor, and it shall be deemed that the Mortgagor consents to such extension on every occasion. In case the above mentioned debtor is in default of payment, the Mortgagor agrees to be liable jointly with the above mentioned debtor to perform the obligations to the Mortgagee in full, and the Mortgagee is entitled to call the Mortgagor to perform the obligations and enforce foreclosure immediately as well.

11. All fees and expenses on the mortgage and redemption of the mortgage shall be borne by the Mortgagor.

12. The Mortgagor confirms that the Mortgagor's address is as indicated above. Therefore, any notice, be it notice for collection, notice for enforcement of foreclosure, or any notice, that the Mortgagee has forwarded to the above address, though the Mortgagor has not received the same personally, it shall be deemed that the Mortgagor has duly acknowledged such notice upon its arrival.

         In case of change of address, it is the duty of the Mortgagor to notify the Mortgagee in writing. In this case, all notices to the Mortgagor shall be forwarded to the new address, and the previous paragraph shall apply mutantis mutandis. If the Mortgagor fails to notify the Mortgagee regarding the change of address, the notice of the Mortgagee having been forwarded to the Mortgagor according to the previous paragraph shall be deemed as duly received by the Mortgagor in accordance with the previous paragraph.

This Addendum to Land Mortgage Contract is made in triplicate. Both parties, having checked this contract in the presence of the Land Officer and found it to in accordance with their intention, hereunder sign their names or affix seal as evidence in the presence the Land Officer. One copy of this Addendum to Land Mortgage Contract is for the Land Office, and the Mortgagor and the Mortgagee each retaining one copy. (This copy is for the Mortgagor). It was agreed that the title deed of the mortgaged land shall be retained by the Mortgagee.


                  Mortgagor                      - Signed -
                                   (Power of Attorney dated 25 December 2001)

                  Mortgagee                      - Signed -
                                   (Power of Attorney dated 25 December 2001)

                                                               Thor.Dor. 15 Form
                                 Official Emblem

                             Land Mortgage Contract

 (Increased collateral without increasing the amount, totaling five title deeds)

Land
----

Title Deed Nos. 6358, 6359, 6360, 16918, 16999,  Cadastral Survey 14 Tor., 4 Or.
Land Nos. 5/412/,  2/411,  1/410, 871, 878, Survey Page Nos. 270, 271, 272, 539,
540 Ko Rian Sub-district, Phra Nakhon Si Ayutthaya (Rop Krung) District, Phra Nakhon Si Ayutthaya (Krung Kao) Province

This Land Mortgage Contract is made on 26 December 2001, at the Phra Nakhon Si Ayutthaya Provincial Land Office

between V and A Holding Co., Ltd, the Mortgagor, Thai nationality, represented by Mr. Chanin Thirapanyatham, the Appointee, with offices at Soi Phongwet Anusorn, Sukhumvit 20 Road, Bang Chak Sub-district, Phra Khanong District, Bangkok Metropolis, and Sin Industries Finance Public Company Limited, Thai nationality, the Mortgagee, represented by Mr. Watcharit Rungrattrai, the Appointee, with offices at 3rd-5th Floors, Sinthon Tower II, No. 130-132, Wireless Road, Lumpini Sub-district, Pathum Wan District, Bangkok Metropolis.

Both parties agree as follows :

1. The Mortgagor agrees to mortgage the above plots of land with the Mortgagee as collateral for performance of obligations consisting of loan, promissory note and all types of debt that the Mortgagor and/or King Power Duty Free Co., Ltd. have with Sin Industries Finance Public Company Limited, the Mortgagee, at present or at any time in the future.

2. The Mortgagee agrees to take on mortgage of the above plots of land under Clause 1 in all respects.

3.       -

4. The existing structures on the land, and the terms and conditions shall be according to the Land Mortgage Contract and the Addendum to Land Mortgage Contract dated 25 December 2001, and which shall be deemed part of this contract.

5. This is a mortgage of the increased collateral without increasing the amount of the mortgage of the land title deed No. 1284, Lam Luk Ka Sub-district (Khlong Hok Wa, Sai Lang Nuea), Lam Luk Ka District, Pathum Thani Province, according to the Land Mortgage Contract dated 25 December 2001, for Baht 100,000,000.00 (One Hundred Million Baht).

Both parties agree that the Mortgagee shall take hold of the title deeds throughout validity of this Land Mortgage Contract.

This Land Mortgage Contract is made in seven copies, five copies for the Land Office, and the Mortgagor and the Mortgagee each retaining one copy. (This copy is for the Mortgagor)

Both parties, having checked and understood this contract entirely, hereunder sign their names or affix finger print as evidence in the presence of witnesses and the Land Officer.


         Mortgagor     - Signed -     (Power of Attorney dated 26 December 2001)

         Mortgagee     - Signed -     (Power of Attorney dated 26 December 2001)

         Witness       - Signed -     (Miss Chutima Sunthatu)

         Witness       - Signed -     (Mrs. Chanthip Somprasong)


This Land Mortgage Contract is made in the presence of  - Signed -  Land Officer
                                                (Mr. Arunphan Sawatphong)
                                                 (Official Seal Affixed)